SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.  20549

                                       Form 8-K

                                     CURRENT REPORT


                          Pursuant to Section 13 or 15(d) of
                        the Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported):  March 30, 1995
                                                   --------------

                                   Circa Pharmaceuticals, Inc.
                        -------------------------------------------------
                     (Exact Name of Registrant as specified in its charter)


        New York                        0-8049                 11-1966265
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(State or other jurisdiction           (Commission           (I.R.S. Employer
       of incorporation)               File number)          Identification No.)


33 Ralph Avenue, Copiague, New York                               11726
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(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code: (516) 842-8383



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               Former name or former address, if changed since last report

Item 5.        Other Events.

               On March 29, 1995, Circa Pharmaceuticals, Inc. (the "Registrant") entered into a definitive Agreement and Plan of Merger, dated as of March 29, 1995, by and among Watson Pharmaceuticals, Inc. ("Watson"), Gum Acquisition Corp., a wholly-owned subsidiary of Watson ("Watson Sub") and the Registrant (the "Merger Agreement"), pursuant to which Watson Sub will merge (the "Merger") with and into the Registrant, with the Registrant being the surviving corporation in the Merger. As a result of the Merger, Circa will become a wholly-owned subsidiary of Watson. It is intended that the Merger will qualify as a "pooling of interests" for accounting purposes and that the Merger will constitute a tax free reorganization for federal income tax purposes.

               Pursuant to the terms and conditions of the Merger Agreement, at the effective time of the Merger, each share of common stock, par value $.01 per share, of the Registrant (the "Registrant Common Stock") will be converted into the right to receive .86 of a share (the "Exchange Ratio") of the common stock, par value $.0033 per share, of Watson (the "Watson Common Stock"). If, during a measurement period prior to the date scheduled for the Registrant's stockholders' vote on the Merger, the average price of Watson Common Stock is less than $25.00, the Registrant may terminate the Merger Agreement unless Watson agrees to a specified upward adjustment in the Exchange Ratio.

               Consummation of the Merger is subject to the satisfaction of certain conditions, including approval by the Registrant's stockholders of the Merger Agreement, receipt of regulatory approvals and treatment of the Merger as a "pooling of interests" for accounting purposes. In the event of termination under specified conditions, one party to the Merger Agreement may be entitled to receive a fee of up to $15 million from the other and payment of its expenses. A copy of the Merger Agreement is attached as Exhibit 10.1 and is hereby incorporated by reference.

               A copy of the joint press release of the Registrant and Watson, dated March 30, 1995, is attached as Exhibit 10.2 and is hereby incorporated by reference.


Item 7. Financial Statements, Pro Formal Financial Information and Exhibits.

               (c)    Exhibits

               10.1 Agreement and Plan of Merger, dated as of March 29, 1995, by and among the Registrant, Watson and Watson Sub.

               10.2   Press Release, dated March 30, 1995.

                                            SIGNATURE


               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  March 30, 1995               CIRCA PHARMACEUTICALS, INC.


                                     By: /s/ Melvin Sharoky, M.D.
                                         ------------------------
                                         Name:  Melvin Sharoky, M.D.
                                         Title: President and Chief Executive
                                                Officer

                                              INDEX



Exhibit
Number         Description of Document
-------        -----------------------

10.1 Agreement and Plan of Merger, dated as of March 29, 1995, by and among the Registrant, Watson and Watson Sub.

10.2           Press Release, dated March 30, 1995.